Entity #: 115592
Date Filed: 07/10/2007
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name
Nathan W. Drage, P.C.
Address
4766 Holladay Blvd
City: Holladay, State: Utah, Zip Code: 84117

Document will be returned to the name and address you enter to the left. ⇐

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
Princeton Holdings, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street | City | State | Zip | County

(b) Name of Commercial Registered Office Provider: c/o CT Corporation System
County: Philadelphia

3. The statute by or under which it was incorporated: Business Corporation Laws, P.L. 364 as amended

4. The date of its incorporation: May 8, 1946

5. *Check, and if appropriate complete, one of the following:*

☑ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: ______________ at ______________
Date Hour

6. *Check one of the following:*

☑ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

☑ The amendment adopted by the corporation, set forth in full, is as follows

The name of the Corporation is: Axiom Management, Inc.

☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

9th day of July,

2007.

Princeton Holdings, Inc.
Name of Corporation

[signature]
Signature

President
Title

UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF PRINCETON HOLDINGS, INC.

The Undersigned, being the sole director of Princeton Holdings, Inc. ("the Company"), hereby takes the following action:

WHEREAS, the Company is in the process of exploring and investigating business opportunities to merge with or acquire; and

WHEREAS, the Board has given substantial consideration to the needs and opportunities facing the Company and its shareholders; and

WHEREAS, the Board deems it in the best interest of the Company and its shareholders, to change its corporate name to Axiom Management, Inc.; and

WHEREAS, shareholders owning a majority of the Company's common stock have consented to such action.

THEREFORE BE IT RESOLVED, that the Company change its name to Axiom Management, Inc.

Effective the 9th day of July, 2007.

Wayne Mower

Wayne Mower